10.1  Consulting Agreement of Robert DelVecchio

June 25, 2002

Stampede Worldwide, Inc.
3910 Riga Boulevard
Tampa, FL  33619
Attn:  John Whitman, CEO

Management and Investor Relations Advisor Contract

Gentlemen:

The purpose of this letter is to confirm the engagement of Robert
DelVecchio ("RD") by, Stampede Worldwide, Inc. ("SPWW"). As Stampede Worldwide, Inc. management advisor.

Section 1: RD will, for the term of this agreement, hold itself available to Stampede Worldwide, Inc. in:

A) Identifying and/or evaluating strategic and financial transactions;
B)   Structuring of acquisitions; and
C)   Rendering opinions, if appropriate
D) It is expressly agreed and understood that RD shall not participate in any fund raising activities for or on behalf of the Company that would cause lack of compliance.

Section 2: Stampede Worldwide, Inc. shall pay RD as full compensation and deemed earned on execution of this agreement for the services set forth in Section 1 above and RD issue pursuant to an effective S-8 registration statement shall accept as full compensation for his services 350,000 Free Trading Shares.

Additionally, Stampede Worldwide, Inc. shall reimburse RD for all actual expenses incurred in the performance of his services to Stampede Worldwide, Inc. It is agreed and understood by the parties hereto that the fee as stated above sets forth the entire terms under the Agreement, unless otherwise agreed to by the parties in writing.

Section 3: The compensation hereunder shall not, in any manner be treated as compensation of Brockington Securities, Inc., who is a market maker of Stampede's stock. Such compensation is personal to RD solely for the services described herein.

Section 4: The term of this Agreement shall be from the date hereof until the earlier to occur of one year from the date hereof or the termination of services set forth in Section 4 hereof.

Section 5:  RD's engagement hereunder may be terminated by either
Company or RD at any time, without cause, upon written advise to that effect to the other party only after four months of the day of execution of this agreement.

Section 6: This agreement shall be construed in accordance with the laws of the State of New York.

Section 7: This agreement may be signed in one or more counterparts. Please confirm the foregoing is in accordance with your understanding and agreements with RD by signing and returning the duplicate of this letter enclosed herewith.


Very truly yours,

ROBERT DELVECCHIO

   /s/ Robert Delvecchio
   ---------------------

ACCEPTED AND AGREED AS OF
THE DATE FIRST ABOVE WRITTEN

BY:/s/ John V. Whitman, Jr.
   ------------------------
President
Stampede Worldwide, Inc.